3



UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
Form 8-K
Current Report
___________________________________

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report: September 20, 1996

Commission file number 0-20772

CYPROS PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of
incorporation or organization)

2714 Loker Avenue West
Carlsbad, California                      92008
Address of principal executive offices) (Zip Code)

33-0476164 (I.R.S. Employer Identification No.)

Registrant's telephone number,including area code: (619) 929-9500




                       TABLE OF CONTENTS
ITEM                                                      PAGE
1.     Changes in Control of Registrant.                    *
2.     Acquistion of Disposition of Assets.                 *
3.     Bankruptcy or Receivership.                          *
4.     Changes in Registrant's Certifying Accountant.       *
5.     Other Events.                                        3
6.     Resignations of Registrant's Directors.              *
7.     Financial Statements and Exhibits.
       (a)   Financial statements of businesses acquired.   *
       (b)   Pro forma financial information.               *
       (c)   Exhibits.
             a. Note Purchase Agreement dated July 11,
             1996 by and among Cypros Pharmaceutical
             Corporation and Paresco, Inc.
             b. Note Purchase Agreement dated July 31,
             1996 by and among Cypros Pharmaceutical
             Corporation and Cameron Capital Ltd.
Signatures                                                4

No information provided due to inapplicability of item.




ITEM 3. OTHER EVENTS.

     During July 1996, Cypros Pharmaceutical Corporation (the "Company") issued $7 million in principal amount of non-interest bearing, mandatorily convertible notes to institutional investors in private placements under Securities and Exchange Commission Regulation D. The notes are convertible at the option of the investors into shares of the Company's Common Stock once the applicable lock-up period expires at a discount to the market price of the stock immediately preceding conversion, ranging from 15% to 25%. The minimum lock-up period is six months and a substantial amount of the notes are locked up for one year. The notes must be converted in three years. The Company is required to register the shares of Common Stock issuable upon converstion of the notes on or prior to the expiration of the lock-up periods.

              ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(a)   Financial statements of businesses acquired.
      None.
(b)   Pro forma financial information.
      None.
(c)   Exhibits.
      The following exhibits are included in this report:

      Exhibit Number /  Description

      2.1 Note Purchase Agreement dated July 11, 1996 by and among Cypros harmaceutical Corporation and Paresco, Inc.

      2.2 Note Purchase Agreement dated July 31, 1996 by and among Cypros Pharmaceutical Corporation and Cameron
      Capital Ltd.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 20, 1996

CYPROS PHARMACEUTICAL CORPORATION

David W. Nassif
(Signature)
Vice President, Chief Financial Officer and Secretary






               EXHIBIT INDEX
EXHIBIT        DESCRIPTION                          PAGE NUMBER
NUMBER
2.1            Note Purchase Agreement dated July
               11, 1996 by and among Cypros
               Pharmaceutical Corporation and
               Paresco, Inc.
2.2            Note Purchase Agreement dated July
               31, 1996 by and among Cypros
               Pharmaceutical Corporation and
               Cameron Capital Ltd.